Exhibit 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-117054; No. 333-100804 and No. 333-54632) of MIND C.T.I. Ltd. of our report dated March 1, 2012 relating to the 2011 consolidated financial statements, which appear in this Form 6-K.

Tel-Aviv, Israel	/s/ Brightman Almagor Zohar & Co.
March 5, 2012	Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu